UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2009

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2009, the Board of Directors of Chipotle Mexican Grill, Inc. appointed Montgomery Moran as co-Chief Executive Officer. Monty, who continues as a member of the Board of Directors and as corporate Secretary, had served since March 2005 as Chipotle’s President and Chief Operating Officer. Monty will serve as co-CEO with Steve Ells, founder, Chairman and Chief Executive Officer of Chipotle.

In connection with his appointment as co-CEO and effective January 1, 2009, the Compensation Committee of the Board increased Monty’s base salary to $800,000.

Also effective January 1, 2009, Bob Wilner transitioned his role with Chipotle from Chief Administrative Officer to Executive Director – Human Resources.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 1, 2009, the Board approved amendments to the Chipotle Mexican Grill, Inc. Restated Bylaws to provide that one or more persons may serve in various officer capacities, including as co-Chief Executive Officers.

This summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this filing by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 3.1	Chipotle Mexican Grill, Inc. Amended and Restated Bylaws.

Exhibit 99.1	Press Release dated January 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

January 5, 2009	By:	/s/ John R. Hartung
Name: John R. Hartung Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Chipotle Mexican Grill, Inc. Amended and Restated Bylaws.

99.1	Press Release dated January 5, 2009.